EXHIBIT 99.1

MTBC Reports First Quarter 2015 Results

Q1 2015 Financial Results

  139% Revenue Growth over First Quarter 2014
  GAAP Net Loss of $1.2 million, or $0.12 per Share
  Non-GAAP Adjusted Net Income of ($854,000), or $(0.08) per Share

SOMERSET, N.J., May 13, 2015 (GLOBE NEWSWIRE) -- Medical Transcription Billing, Corp. (Nasdaq:MTBC), a leading provider of proprietary, web-based electronic health records, practice management and mHealth solutions, today announced financial and operational results for the first quarter of fiscal year 2015.

  Total revenue for the three months ended March 31, 2015 was $6.1 million, compared to $2.6 million in the same period last year, an increase of 139%.

"We are pleased with our first quarter results, which are in line with our expectations, and demonstrate that the integration and conversion to our platform is progressing well," said Mahmud Haq, MTBC's chairman and chief executive officer.

  For the three months ended March 31, 2015, GAAP Net Loss was $1.2 million, or $0.12 per share, compared to GAAP Net Loss of $384,000, or $0.08 per share, in the same period last year.
  For the three months ended March 31, 2015, non-GAAP Adjusted Net Income was ($854,000), or $(0.08) per share, compared to non-GAAP Adjusted Net Income of $83,000, or $0.02 per share, in the same period last year.
  For the three months ended March 31, 2015, Adjusted EBITDA was ($710,000), or (11.6%) of revenue, compared to Adjusted EBITDA of ($2,000), or (0.1%) of revenue, in the same period last year.

"Our first quarter results represent the final quarter where we had significant overlap in expenses, paying for new employees offshore while retaining many employees from the businesses we acquired. As this overlap continues to diminish, we believe that the true power of our business model will become even more apparent. We are making good progress towards becoming cashflow and EBITDA positive," continued Mahmud Haq.

"The ($710,000) Adjusted EBITDA in the quarter is primarily due to two factors: seasonality and post-acquisition ramp-up costs. First quarter revenue for each practice is normally lower than other quarters, because our fee structure is generally based upon a percentage of the money our doctors collect, and insurance payments are lower in Q1 because many health insurance plans have an annual deductible. Secondly, we spent approximately $500,000 on payroll and benefits during the quarter for employees who are no longer with us, as our U.S. headcount decreased from 205 employees on January 1 to 104 employees on March 31. That reduced cost will drop to our bottom line starting in the second quarter," said Bill Korn.

"On a GAAP basis, we had a $1.2 million loss in the first quarter. The $456,000 difference between Adjusted EBITDA and the GAAP loss reflects $1.2 million of non-cash amortization and depreciation expense, $127,000 of stock-based compensation, $35,000 of net interest expense, and $46,000 of foreign currency gains, offset by a $696,000 decrease in the value of the contingent consideration liability and a gain of $133,000 related to CastleRock's forfeiture of 53,797 shares of the Company's common stock," continued Bill Korn.

"As a result of leveraging our proprietary technology and processes, renegotiated lease terms, and our strategic rightsizing, we look forward to experiencing additional reductions in our expenses during the second and third quarters of 2015," said Stephen Snyder, MTBC's president. "Moreover, we're very pleased to have officially launched our European operations, MTBC-Europe Sp. z o.o., and these team members, working alongside of our U.S. and Asia based team members, will support our continued growth," continued Stephen Snyder.

Use of Non-GAAP Financial Measures

In our earnings releases, prepared remarks, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investors section of our web site at www.mtbc.com.

Conference Call Information

MTBC management will host a conference call at 8:30 a.m. EDT on Wednesday, May 13, 2015 to discuss the first quarter 2015 results. The conference call will be accessible by dialing 866-652-5200, or 412-317-6060 for international callers, and referencing "MTBC First Quarter 2015 Earnings Call." An audio webcast of the call will be available live and archived on MTBC's investor relations website at ir.mtbc.com.

A replay of the conference call will be available approximately one hour after conclusion of the call and will be accessible through June 4, 2015. The replay can be accessed by dialing 877-344-7529, or 412-317-0088 for international callers, and providing access code 10065522.

About Medical Transcription Billing, Corp.

Medical Transcription Billing, Corp. is a healthcare information technology company that provides a fully integrated suite of proprietary web-based solutions, together with related business services, to healthcare providers practicing in ambulatory care settings. Our integrated Software-as-a-Service (or SaaS) platform is designed to help our customers increase revenues, streamline workflows and make better business and clinical decisions, while reducing administrative burdens and operating costs. For additional information, please visit our website at www.mtbc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as "anticipate", "believe", "continue", "could", "estimate", "expect", "goals", "intend", "likely", "may", "plan", "potential", "predict", "project", "will" or the negative of these terms or other similar terms and phrases.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management's expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, increased sales and marketing expenses, and the expected results from the integration of our acquisitions.

Forward-looking statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from those anticipated by such statements. These factors include:

  our ability to manage our growth, including acquiring and effectively integrating other businesses into our infrastructure;
  our ability to retain our customers, including effectively migrating and keeping new customers acquired through business acquisitions;
  our ability to attract and retain key officers and employees, including Mahmud Haq and personnel critical to the transitioning and integration of our newly acquired businesses;
  our ability to compete with other companies developing products and selling services competitive with ours, and who may have greater resources and name recognition than we have;
  our ability to maintain operations in Pakistan in a manner that continues to enable us to offer competitively priced products and services;
  our ability to keep and increase market acceptance of our products and services;
  our ability to keep pace with a changing healthcare industry and its rapidly evolving regulatory environment;
  our ability to protect and enforce intellectual property rights; and
  our ability to maintain and protect the privacy of customer and patient information.

Although we believe that the expectations reflected in the forward-looking statements contained in this press release are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

MEDICAL TRANSCRIPTION BILLING, CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2015	2014
ASSETS
CURRENT ASSETS:
Cash	$ 1,185,943	$ 1,048,660
Accounts receivable - net of allowance for doubtful accounts of $193,239 and $165,000 at March 31, 2015 and December 31, 2014, respectively	2,933,072	3,007,314
Current assets - related party	24,284	24,284
Prepaid expenses	320,211	315,901
Other current assets	267,492	188,541
Total current assets	4,731,002	4,584,700
PROPERTY AND EQUIPMENT - Net	1,427,424	1,444,334
INTANGIBLE ASSETS - Net	7,315,899	8,377,837
GOODWILL	8,560,336	8,560,336
OTHER ASSETS	162,597	140,053
TOTAL ASSETS	$ 22,197,258	$ 23,107,260
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$ 694,376	$ 1,082,342
Accrued compensation	597,078	836,525
Accrued expenses	1,257,981	1,113,108
Deferred rent	18,371	12,683
Deferred revenue	25,700	37,508
Accrued liability to related party	134,794	153,931
Borrowings under line of credit	3,000,000	1,215,000
Note payable - related party	470,089	470,089
Notes payable - other (current portion)	346,898	596,616
Contingent consideration	1,930,440	2,626,323
Total current liabilities	8,475,727	8,144,125
Notes payable - other	43,100	48,564
DEFERRED RENT	536,866	551,343
DEFERRED REVENUE	41,344	42,631
Total liabilities	9,097,037	8,786,663
COMMITMENT AND CONTINGENCIES (Note 8)
SHAREHOLDERS' EQUITY:
Preferred stock, par value $0.001 per share; authorized 1,000,000 shares; issued and outstanding none at March 31, 2015 and December 31, 2014	--	--
Common stock, $0.001 par value - authorized, 19,000,000 shares; issued and outstanding, 9,657,807 and 9,711,604 shares at March 31, 2015 and December 31, 2014, respectively	9,659	9,712
Additional paid-in capital	18,966,352	18,979,976
Accumulated deficit	(5,626,039)	(4,460,129)
Accumulated other comprehensive loss	(249,751)	(208,962)
Total shareholders' equity	13,100,221	14,320,597
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 22,197,258	$ 23,107,260

MEDICAL TRANSCRIPTION BILLING, CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	March 31,
	2015	2014
NET REVENUE	$ 6,137,859	$ 2,573,477
OPERATING EXPENSES:
Direct operating costs	3,546,456	1,152,635
Selling and marketing	120,440	70,021
General and administrative	3,142,411	1,286,276
Research and development	164,934	116,428
Change in contingent consideration	(828,762)	--
Depreciation and amortization	1,159,515	270,043
Total operating expenses	7,304,994	2,895,403
Operating loss	(1,167,135)	(321,926)
OTHER:
Interest income	6,914	2,989
Interest expense	(42,186)	(52,713)
Other income (expense) - net	46,121	(199,885)
LOSS BEFORE INCOME TAXES	(1,156,286)	(571,535)
INCOME TAX PROVISION (BENEFIT)	9,624	(187,863)
NET LOSS	$ (1,165,910)	$ (383,672)
NET LOSS PER SHARE:
Basic and diluted loss per share	$ (0.12)	$ (0.08)
Weighted-average basic and diluted shares outstanding	9,687,097	5,101,770

MEDICAL TRANSCRIPTION BILLING, CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2015 AND 2014

	2015	2014
OPERATING ACTIVITIES:
Net loss	$ (1,165,910)	$ (383,672)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,159,515	270,043
Deferred rent	(2,816)	2,139
Deferred revenue	(13,095)	(10,682)
Deferred income taxes	--	(187,863)
Provision for doubtful accounts	28,239	28,348
Foreign exchange (gain) loss	(28,689)	210,006
Gain from reduction in referral fee	--	(105,523)
Interest accretion on convertible promissory note	--	11,767
Stock-based compensation expense	126,849	--
Change in contingent consideration	(828,762)	--
CastleRock settlement payment	(110,000)	--
Other	--	955
Changes in operating assets and liabilities:
Accounts receivable	46,006	38,826
Other assets	(108,219)	(18,520)
Accounts payable and other liabilities	(400,432)	144,880
Net cash (used in) provided by operating activities	(1,297,314)	704
INVESTING ACTIVITIES:
Capital expenditures	(83,588)	(53,569)
Advances to majority shareholder	--	(1,000)
Repayment of advances to majority shareholder	--	1,000
Net cash used in investing activities	(83,588)	(53,569)
FINANCING ACTIVITIES:
Repayments of notes payable - other	(254,827)	(340,880)
Proceeds from line of credit	3,435,000	1,485,000
Repayments of line of credit	(1,650,000)	(1,285,000)
IPO-related costs	--	(14,508)
Net cash provided by (used in) financing activities	1,530,173	(155,388)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(11,988)	16,813
NET INCREASE (DECREASE) IN CASH	137,283	(191,440)
CASH - Beginning of the period	1,048,660	497,944
CASH - End of period	$ 1,185,943	$ 306,504
SUPPLEMENTAL NONCASH INVESTING AND FINANCING ACTIVITIES:
Purchase of prepaid insurance through assumption of note	$ --	$ 36,640
Accrued IPO-related costs	$ --	$ 227,750
SUPPLEMENTAL INFORMATION - Cash paid during the period for:
Income taxes	$ 9,759	$ 5,230
Interest	$ 75,576	$ 82,600

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO COMPARABLE GAAP MEASURES

The following is a reconciliation of the non-GAAP financial measures used by us to describe our financial results determined in accordance with accounting principles generally accepted in the United States of America ("GAAP"). An explanation of these measures is also included below under the heading "Explanation of Non-GAAP Financial Measures."

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.

Adjusted EBITDA

Set forth below is a reconciliation of our "Adjusted EBITDA" and "Adjusted EBITDA Margin," which represents Adjusted EBITDA as a percentage of total revenue.

	Quarter ended March 31,
	2015	2014
Net Revenue	$ 6,137,859	$ 2,573,477

GAAP net loss	$ (1,165,910)	$ (383,672)

Provision (benefit) for income taxes	9,624	(187,863)
Net interest expense	35,272	49,724
Other (income) expense-net	(46,121)	199,885
Stock-based compensation expense	126,849	--
Depreciation and amortization	1,159,515	270,043
Integration and transaction costs	--	50,156
Change in contingent consideration	(828,762)	--
Adjusted EBITDA	$ (709,533)	$ (1,727)

Adjusted EBITDA Margin	(11.6%)	(0.1%)

Non-GAAP Adjusted Net Income

Set forth below is a reconciliation of our "Non-GAAP Adjusted Net Income" and "Non-GAAP Adjusted Net Income per Share."

	Quarter ended March 31,
	2015	2014
GAAP net loss	$ (1,165,910)	$ (383,672)

Other (income) expense-net	(46,121)	199,885
Stock-based compensation expense	126,849	--
Amortization of purchased intangible assets	1,060,011	216,590
Integration and transaction costs	--	50,156
Change in contingent consideration	(828,762)	--
Non-GAAP Adjusted Net Income	$ (853,933)	$ 82,959

End-of-period shares	10,945,336	5,101,770

Non-GAAP Adjusted Net Income per Share	$ (0.08)	$ 0.02

For purposes of determining non-GAAP adjusted net income per share, the Company used the number of common shares outstanding at the end of the period on March 31, 2015 and 2014 including the shares which were issued but are considered contingent consideration, in order to provide insight into results considering the total number of shares which were issued at the time of the acquisitions. No tax effect has been provided as the Company has sufficient carryforward losses to offset the applicable taxes.

	Quarter ended March 31,
	2015	2014
GAAP net loss per diluted share	$ (0.12)	$ (0.08)

GAAP net loss per end-of-period share	(0.11)	(0.08)
Other expense- net	--	0.04
Stock-based compensation expense	0.01	--
Amortization of purchased intangible assets	0.10	0.05
Integration and transaction costs	--	0.01
Change in contingent consideration	(0.08)	--
Non-GAAP Adjusted Net Income per Share	$ (0.08)	$ 0.02

End-of-period shares	10,945,336	5,101,770

	Quarter ended March 31,
	2015	2014
Basic and fully diluted shares outstanding	9,711,604	5,101,770
Shares recorded as contingent consideration	1,287,529	--
Forfeiture of shares to acquired businesses	(53,797)	--
End-of-period shares	10,945,336	5,101,770

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of MTBC and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management's ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

Management defines "Adjusted EBITDA" as the sum of GAAP net income (loss) before provision for (benefit from) income taxes, net interest expense, other expense (income), stock-based compensation expense, depreciation and amortization, amortization of purchased intangible assets, integration and transaction costs, and changes in contingent consideration, and defines "Adjusted EBITDA Margin" as Adjusted EBITDA as a percentage of total revenue.

Management defines "non-GAAP Adjusted Net Income" as the sum of GAAP net income (loss) before stock-based compensation expense, amortization of purchased intangible assets, other expense (income), integration and transaction costs, changes in contingent consideration, and any tax impact related to these preceding items, and "non-GAAP Adjusted Net Income per Share" as non-GAAP Adjusted Net Income divided by total shares outstanding at the end of the period, including the shares which are considered contingent consideration. Management considers all of these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance.

In addition to items routinely excluded from non-GAAP EBITDA, management excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

Other expense (income) – net. Other expense (income) is excluded because foreign currency gains and losses, whether realized or unrealized, and other non-operating expenses are non-cash expenditures that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expense is partially outside of our control. Foreign currency gains and losses are based on global market factors which are be unrelated to our performance during the period in which the gains and losses are realized.

Stock-based compensation expense. Stock-based compensation is excluded because this is a non-cash expenditure that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of our control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to our performance during the period in which the expenses are incurred.

Amortization of purchased intangible assets. Purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Integration and transaction costs. Integration costs are the severance payments for certain employees relating to the acquisitions, and transaction costs are upfront costs related to acquisitions and related transactions, such as brokerage fees, pre-acquisition accounting costs and legal fees, and certain acquisition accounting impacts. Management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Changes in contingent consideration. Contingent consideration represents the amount payable to the sellers of the acquired businesses based on the achievement of defined performance measures contained in the purchase agreements. Contingent consideration is adjusted to fair value at the end of each reporting period, and changes arise from changes in MTBC's stock prices as well as changes in the forecasted revenues of the acquired businesses.

Disclaimer:

This press release is for information purposes only, and does not constitute an offer to sell or solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

CONTACT: Investor Contact:
         Bill Korn
         Chief Financial Officer
         Medical Transcription Billing, Corp.
         bkorn@mtbc.com
         732-873-5133